                                                               Exhibit 99.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



                           Re:  Boston Edison Company
                                Registration on Form S-3



We are aware that our report dated July 23, 1998 on our review of the interim financial information of Boston Edison Company (Boston Edison) for the period ended June 30, 1998 and included in this Form 10-Q is incorporated by reference in Boston Edison's registration statement on Form S-3 (File No. 33-57840). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.





Boston, Massachusetts               PricewaterhouseCoopers LLP
July 23, 1998